Exhibit 10.2

SECOND AMENDMENT dated as of March 31, 2014 (this “Amendment”) to the Credit Agreement dated as of May 20, 2011 (as amended by the First Amendment dated as of May 15, 2012, and as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among NEWMONT MINING CORPORATION (the “Borrower”), the Lenders party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, in accordance with Section 2.21 of the Credit Agreement, the Borrower hereby requests (a) an extension of the Maturity Date from May 22, 2017 to March 31, 2019 (such date, the “Extended Maturity Date”), (b) changes to the Applicable Rate to be applied in determining the interest payable on Loans of, and fees payable under the Credit Agreement to, Lenders consenting to extend their Commitments to such Extended Maturity Date and any Replacement Lender and (c) certain other amendments to the terms of the Credit Agreement, in each case as set forth below; and

WHEREAS this Amendment is a Maturity Date Extension Request contemplated by Section 2.21(a) of the Credit Agreement;

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. (a) Capitalized terms used but not otherwise defined herein (including in the recitals hereto) have the meanings assigned to them in the Credit Agreement.

(b) The Commitments outstanding immediately prior to the Amendment Effective Date (as defined below) are referred to herein as “Existing Commitments” and the Revolving Loans, if any, outstanding immediately prior to the Amendment Effective Date are referred to herein as “Existing Revolving Loans”.

SECTION 2. Regarding the Extended Commitments. (a) On the terms and subject to the conditions set forth herein, effective as of the Amendment Effective Date, each Lender (including any Replacement Lender) reflected as having a Commitment on Schedule A hereto (an “Extending Lender”) agrees that the Maturity Date with respect to all of its Commitments reflected on such Schedule (including all the Assigned Commitments of any Replacement Lender) shall be extended to the Extended Maturity Date (the “Extended Commitments”) and that the maturity date of all the Existing Revolving Loans of each Extending Lender (including in the case of each Replacement Lender, any Existing Revolving Loans acquired pursuant to Assigned Commitments as contemplated by Section 2(c) below), shall be extended to the Extended Maturity Date (such Revolving Loans, the “Extended Revolving Loans”).

(b) The initial Interest Period applicable to each Extended Revolving Loan that is a Eurodollar Loan shall be the then-current Interest Period applicable to the Existing Revolving Loan that has been extended, and the Applicable Rate for such Loan shall be as set forth in Section 3 for periods on and after the Amendment Effective Date.

(c) Any Lender that is a Declining Lender with respect to all or any portion of its Existing Commitment, as contemplated by Section 2.21(b) of the Credit Agreement, will be and is hereby required by the Borrower to assign such portion of its Existing Commitment that it has not elected to extend (each such portion, an “Assigned Commitment”), along with a proportionate amount of its Existing Revolving Loans, to a Lender or other financial institution that agrees to extend the Maturity Date of the Assigned Commitment (a “Replacement Lender”) in accordance with the provisions of Sections 2.19(b) and 9.04 of the Credit Agreement. Schedule B hereto sets forth the amount of Existing Commitments of each Declining Lender, if any, to be assigned to Replacement Lenders and the amount of the Assigned Commitment to be assumed by each Replacement Lender. Each such assignment shall be consummated on the Amendment Effective Date, and on such date the Replacement Lender and the Borrower shall pay to the Administrative Agent, for the account of such Declining Lender, the amounts required to be paid to such Declining Lender by Section 2.19(b) of the Credit Agreement in connection with such assignment. If the Existing Commitments of any Lender that is also a Declining Lender shall have been extended pursuant to Section 2(a) in part but not in whole, the assignment to a Replacement Lender of Existing Revolving Loans not attributable to the Extended Commitments shall be effected ratably among the Borrowings of Existing Revolving Loans held by such Extending Lender immediately prior to giving effect to such extension, with each Revolving Loan transferred in connection with the Assigned Commitment being of the same Type and having the same Interest Period as the corresponding Existing Revolving Loan being extended. For all purposes hereof, a Replacement Lender shall be deemed to be an Extending Lender and any Assigned Commitment shall constitute an Extended Commitment.

(d) Each of JPMorgan Chase Bank, N.A., in its capacities as Administrative Agent, Swingline Lender and an Issuing Bank, and U.S. Bank, National Association and BNP Paribas, each in its capacity as an Issuing Bank, hereby consents to this Amendment and confirms that each Replacement Lender not already a Lender under the Credit Agreement prior to the Amendment Effective Date is satisfactory to it and each such Issuing Bank agrees that the Extended Maturity Date shall apply to it and Letters of Credit issued by it for purposes of Section 2.06(c) of the Credit Agreement.

(e) None of the transactions set forth in this Section 2 constitutes, or shall be deemed to be, a payment, prepayment, termination or novation of any Existing Revolving Loan or Existing Commitment unless specifically set forth herein, it being understood that this Section 2 merely effects a modification of the maturity and certain other terms of the Existing Revolving Loans and Existing

Commitments made and outstanding under the Credit Agreement and the assignment of the Existing Revolving Loans and Existing Commitments of each Declining Lender to the Replacement Lenders, and that such Revolving Loans and Commitments shall continue to be in effect and outstanding under the Credit Agreement on the terms and subject to the conditions set forth herein and therein.

SECTION 3. Amendment of the Credit Agreement. Effective as of the Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a) The following definitions are added in the appropriate alphabetical order to Section 1.01 of the Credit Agreement:

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, and the United Kingdom Bribery Act of 2010, as amended.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list or (b) any Person operating, organized or resident in a Sanctioned Country.

“Sanctions” means comprehensive economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Second Amendment” means the Second Amendment to the Credit Agreement dated as of March 31, 2014, among the Borrower, the Lenders party thereto, the Issuing Banks, the Swingline Lender and the Administrative Agent.

“Second Amendment Effective Date” shall have the meaning assigned to the term “Amendment Effective Date” in the Second Amendment.

“Second Reaffirmation Agreement” means the Second Reaffirmation Agreement dated as of March 31, 2014, between the Guarantor and the Administrative Agent.

(b) The definition of the term “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:

“Applicable Rate” means, for any day, with respect to the facility fees, any Eurodollar Revolving Loan, any ABR Revolving Loan, any Financial Letter of Credit participation fee or any Performance Letter of Credit participation fee, the applicable rate per annum set forth under “Facility Fee”, “LIBOR Margin”, “ABR Margin”, “Financial LC Participation Fee” or “Performance LC Participation Fee”, as the case may be, based upon the ratings by Moody’s and S&P applicable on such date to the Index Debt:

Rating (Moody’s, S&P)	Facility Fee (% per annum)	LIBOR Margin (% per annum)	ABR Margin (% per annum)	Financial LCs (% per annum)	Performance LCs (% per annum)
Category 1 A/A2 or higher	0.075%	0.80%	0.000%	0.80%	0.40%

Category 2 A-/A3	0.10%	0.90%	0.000%	0.90%	0.45%

Category 3 BBB+/Baa1	0.15%	1.000%	0.000%	1.00%	0.50%

Category 4 BBB/Baa2	0.20%	1.20%	0.20%	1.20%	0.60%

Category 5 BBB-/Baa3 or lower (or unrated)	0.25%	1.40%	0.40%	1.40%	0.70%

For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, (a) until and including June 30, 2015, the Applicable Rate shall be based on the lower of the two ratings unless one of the two ratings is more than one Category lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next above that of the lower of the two ratings and (b) after June 30, 2015, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is more than one Category lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

(c) The definition of the term “Arranger” set forth in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following text: ““Arrangers” means J.P. Morgan Securities LLC, BMO Capital Markets, The Bank of Tokyo-Mitsubishi UFJ, Ltd., BNP Paribas, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, HSBC Securities (USA) Inc., Mizuho Bank (USA), The Royal Bank of Scotland plc, Canada Branch and Sumitomo Mitsui Banking Corporation, each in its capacity as joint lead arranger and joint bookrunner for the credit facilities provided for herein.” All references to the term “Arranger” are hereby changed to the term “Arrangers” unless context requires otherwise.

(d) The definition of the term “Change in Law” set forth in Section 1.01 of the Credit Agreement is amended by deleting the proviso thereof and replacing such proviso with the following:

“provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued”.

(e) The definition of the term “Disclosed Matters” set forth in Section 1.01 of the Credit Agreement is amended by replacing the text “in the Form 10-Q of the Borrower, in respect of its fiscal quarter ended March 31, 2011” with the text “in the Form 10-K of the Borrower, in respect of its fiscal year ended December 31, 2013”.

(f) The definition of the term “Environmental Laws” set forth in Section 1.01 of the Credit Agreement is amended by inserting the following text at the end thereto “relating to the foregoing”.

(g) The definition of the term “Excluded Taxes” set forth in Section 1.01 of the Credit Agreement is amended by deleting the text “solely” from clause (a) thereof, by deleting the text “or” from the end of clause (b) thereof, by deleting the text “(including FATCA)” from clause (c) thereof, by deleting the proviso at the end of clause (c) thereof, by inserting the text “and” at the end of clause (c) thereof and by inserting the following text as new clause (d) thereof “(d) any withholding Taxes imposed under FATCA”.

(h) The definition of the term “FATCA” set forth in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following text: ““FATCA” means Sections 1471 through 1474 of the Code, as of the Second Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any intergovernmental agreements entered into thereunder and any agreements entered into pursuant to Section 1471(b) of the Code.”.

(i) The definition of the term “FCPA” set forth in Section 1.01 of the Credit Agreement is deleted in its entirety.

(j) The definition of the term “Issuing Bank” set forth in Section 1.01 of the Credit Agreement is amended by replacing the text “, (iii) Deutsche Bank AG New York Branch and (iv)” with the text “and (iii)”.

(k) The definition of the term “LIBO Rate” set forth in Section 1.01 of the Credit Agreement is amended to read as follows:

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page displaying Intercontinental Exchange Benchmark Administration Ltd. Rates (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits in the London interbank market with a maturity comparable to such Interest Period. In the event that such rate does not appear on such page (or on any successor or substitute page on such screen or otherwise on such screen), the “LIBO Rate” shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to dollar deposits in the London interbank market as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

(l) The definition of the term “Loan Document” set forth in Section 1.01 of the Credit Agreement is amended by inserting the text “, the Second Amendment, the Second Reaffirmation Agreement” immediately following the text “the Reaffirmation Agreement”.

(m) The definition of the term “Maturity Date” set forth in Section 1.01 of the Credit Agreement is amended by replacing the text “May 22, 2017” with “March 31, 2019”.

(n) The definition of the term “OFAC” set forth in Section 1.01 of the Credit Agreement is deleted in its entirety.

(o) Schedule 2.01 to the Credit Agreement is replaced by the Schedule with the same designation attached as Schedule A hereto.

(p) Section 2.10(e) of the Credit Agreement is amended by deleting the text “order of the” immediately following the text “in such form payable to the” and by deleting the text “or, if such promissory note is a registered note, to such payee” immediately following the text “payee named therein (”.

(q) Section 2.15(a) of the Credit Agreement is amended by deleting the text “and (B) Excluded Taxes on gross or net income, profits or revenue (including value added or similar Taxes)” and replacing such text with the following text “, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes”.

(r) Section 2.15(b) of the Credit Agreement is amended by inserting the following text at the end thereto “, but only to the extent that such Lender has generally requested such compensation from similarly situated borrowers”.

(s) Section 2.16(e) of the Credit Agreement is amended by inserting the following text “(excluding loss of anticipated profit)” immediately following the text “in any such event, the Borrower shall compensate each Lender for the loss, cost and expense”.

(t) Section 2.17(c) of the Credit Agreement is amended by deleting the text “Indemnified” immediately following the text “after any payment of”.

(u) Article III of the Credit Agreement is amended by deleting Sections 3.14 and 3.15 in their entirety and replacing them with the following:

SECTION 3.14. Anti-Corruption Laws and Sanctions. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by the Credit Agreement will violate Anti-Corruption Laws or applicable Sanctions.

(v) Section 5.01(a) of the Credit Agreement is amended by inserting the text “, other than any exception solely as a result of (x) an upcoming maturity date under any Indebtedness occurring within one year from the time such opinion is delivered or (y) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period” immediately following the text “as to the scope of such audit”.

(w) Section 5.01(d) of the Credit Agreement is amended by inserting the text “(i)” immediately following the text “under clause (a) above,” and inserting the following text at the end thereto: “and (ii) a certificate of a Financial Officer setting forth any Non-Recourse Indebtedness outstanding as of the last day of such period”.

(x) Article VI of the Credit Agreement is amended by adding a new Section 6.04 to read as follows:

SECTION 6.04. Anti-Corruption Laws. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall take reasonable steps to ensure that none of its Subsidiaries and its or their respective directors, officers, employees and agents shall use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country.

(y) Article VII(f) of the Credit Agreement is amended by inserting “(other than Non-Recourse Indebtedness)” after the first reference to “Material Indebtedness” therein.

(z) Articles VII (g) of the Credit Agreement is amended by inserting “(other than Non-Recourse Indebtedness)” after (A) the reference to “any Material Indebtedness” in clause (i) thereof, and (B) the first reference to “any Material Indebtedness” in clause (ii) thereof.

(aa) Section 9.01(b) of the Credit Agreement is amended by replacing the text “JPMorgan Chase Bank, N.A. Loan and Agency Services Group, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of Leslie Hill (Telecopy No. (713) 427-6307)” with the text “JPMorgan Chase Bank, N.A. Loan and Agency Services Group, 500 Stanton Christiana Road, 3/Ops2, Newark, DE 19713, Attention of Rea Seth (Telecopy No. (302) 634-4712)”.

(bb) Section 9.03(a)(iii)(1) of the Credit Agreement is amended by (i) inserting the text “, the Administrative Agent, the Arrangers” immediately following the text “represent all Issuing Banks” appearing therein and (ii) inserting the text “(taken together)” immediately following the text “and all Lenders” appearing therein.

(cc) Section 9.03(b)(iii)(A) of the Credit Agreement is amended by inserting the text “, bad faith” immediately following the text “gross negligence” appearing therein.

(dd) Section 9.04(c) of the Credit Agreement is amended by inserting the text “(as to its own interest)” immediately following the text “available for inspection by the Borrower, any Issuing Bank and any Lender” appearing therein.

(ee) Section 9.04(e) of the Credit Agreement is amended by inserting the following text at the end thereto “For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.”.

(ff) Section 9.04(g) of the Credit Agreement is amended by inserting the text “or other central bank” immediately following the text “Federal Reserve Bank” appearing therein.

(gg) Section 9.13 of the Credit Agreement is amended by replacing the text “it is required to obtain” with the text “it may be required to obtain”.

(hh) Article IX of the Credit Agreement is amended by adding a new Section 9.15 to read as follows:

SECTION 9.15. No Fiduciary Relationship. The Borrower, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower and the Subsidiaries, on the one hand, and the Administrative Agent, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and the Subsidiaries, and none of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or their Affiliates has any obligation to disclose any of such interests to the Borrower or any of the Subsidiaries. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it or any of the Subsidiaries may have against the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Except as set forth above, all schedules and exhibits to the Credit Agreement, in the forms thereof immediately prior to the Amendment Effective Date, will continue to be schedules and exhibits to the Credit Agreement as amended hereby.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a) (x) the transactions set forth herein are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action and (y) this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b) on the Amendment Effective Date and immediately after giving effect to this Amendment, no Default has occurred or is continuing; and

(c) on and as of the Amendment Effective Date, all representations and warranties of the Borrower set forth in the Credit Agreement are (other than the representations and warranties set forth in Sections 3.04(b) and 3.06 and except as expressly provided in the last sentence of Section 3.12) be true and correct in all material respects (except to the extent expressly made as of another date, in which case such representations and warranties were true and correct in all material respects as of such other date).

SECTION 5. Effectiveness. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which each of the following conditions has been satisfied:

(a) The Administrative Agent shall have received counterparts hereof (including consents hereto, if applicable) duly executed and delivered by the Borrower and Lenders collectively representing the Required Lenders, each Extending Lender (including each Replacement Lender), the Swingline Lender, each Issuing Bank and the Administrative Agent.

(b) The conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement shall be satisfied on and as of the Amendment Effective Date and the Administrative Agent shall have received a certificate by the President, a Vice President or a Financial Officer of the Borrower, dated the Amendment Effective Date, to such effect.

(c) The Administrative Agent shall have received such customary documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the Guarantor and the authorization of the transactions contemplated hereby by the Borrower and the Guarantor, all in form and substance reasonably satisfactory to the Administrative Agent.

(d) The Guarantor shall have entered into a reaffirmation agreement in form and substance reasonably satisfactory to the Administrative Agent.

(e) The assignment and assumption of the Assigned Commitments (if any) contemplated by Section 2(c) shall have been consummated and the Administrative Agent shall have received the payments for the accounts of the Declining Lenders, if any, contemplated by Section 2(c).

(f) The Administrative Agent shall have received payment from the Borrower, (i) for the account of each Replacement Lender an upfront fee in an aggregate amount equal to 0.25% of each Replacement Lender’s allocated Assigned Commitments (or, if less, the excess of such Lender’s aggregate Commitments after giving effect to this Amendment over its Existing Commitments) and (ii) for the account of each Extending Lender, an extension fee (the “Extension Fee”) in an aggregate amount equal to 0.10% of such Extending Lender’s Extended Commitments (which, for purposes of determining the Extension Fee, shall be deemed not to include the Assigned Commitments, if any, of such Extending Lender).

(g) The Borrower shall have paid all other fees and other amounts due and payable including, to the extent invoiced, payment or reimbursement of all fees and expenses (including the reasonable fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party to the Administrative Agent or the Arranger in connection with the Amendment and the transactions contemplated hereby or under Section 9.03 of the Credit Agreement.

(h) The Replacement Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act to the extent requested at least 10 days prior to the Amendment Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, this Amendment shall not become effective, and the obligations of the Lenders to make, fund or extend Loans as provided for herein will automatically terminate, if each of the conditions set forth or referred to in this Section 6 has not been satisfied at or prior to 5:00 p.m., New York City time, on April 30, 2014 (it being understood that any such failure of this Amendment to become effective will not affect any rights or obligations of any Person under the Credit Agreement).

SECTION 6. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On the terms and subject to the conditions set forth herein, effective as of the Amendment Effective Date, for all purposes of the Loan Documents, (i) the Extended Commitments shall constitute “Commitments”, (ii) each Extended Revolving Loan shall constitute a “Revolving Loan” and a “Loan” and (iii) each Extending Revolving Lender and Replacement Lender shall, in respect of its Extended Revolving Credit Commitments, be a “Consenting Lender” and a “Lender” and shall have all the rights and obligations of a Lender holding a Commitment under the Credit Agreement. Except to the extent provided in Section 4 hereof, the terms and conditions of the Extended Commitments shall be identical to those of the Existing Commitments.

(c) On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. Insofar as it provides for the extension of the Maturity Date applicable to the Existing Commitments and Existing Revolving Loans, this Amendment shall be deemed to be a “Maturity Date Extension Request” for all purposes of the Credit Agreement and the other Loan Documents and shall constitute an amendment permitted under Section 2.21(f) of the Credit Agreement. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(d) The changes to the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement effective pursuant to this Amendment shall apply and be effective on and after the Amendment Effective Date. The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement immediately prior to giving effect to this Amendment shall apply and be effective for the period ending on, but not including, the Amendment Effective Date.

(e) Each of the parties to this Amendment hereby acknowledges and agrees that on the Amendment Effective Date, each Lender immediately prior to such effectiveness will automatically and without further act be deemed to have assigned or to have assumed, as the case may be, Commitments under the Credit Agreement and participations under the Credit Agreement in outstanding Letters of Credit such that, after giving effect to the effectiveness of this Amendment and each such deemed assignment and assumption of Commitments and participations, the percentage of the aggregate outstanding (A) Commitments under the Credit Agreement and (B) participations under the Credit Agreement in Letters of Credit held by each Lender will equal such Lender’s pro rata share of the aggregate amount of Commitments as set forth on Schedule 2.01 hereto.

SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 10. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent, as well as all other out-of-pocket expenses payable under the Credit Agreement that have not yet been reimbursed to the extent such fees and expenses are invoiced prior to the Amendment Effective Date.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

NEWMONT MINING CORPORATION,

by	/s/ Thomas P. Mahoney
	Name:	Thomas P. Mahoney
	Title:	Vice President and Treasurer

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Swingline Lender and Issuing Bank,

by	/s/ Gitanjali Pundir
	Name:	Gitanjali Pundir
	Title:	Vice President

Name of Lender: BNP PARIBAS, Individually and as Issuing Bank

By	/s/ Angela Bentley Arnold
	Name:	Angela Bentley Arnold
	Title:	Managing Director

For any Lender requiring a second signature line:

Name of Lender: BNP PARIBAS, Individually and as Issuing Bank

By	/s/ Melissa Dyki
	Name:	Melissa Dyki
	Title:	Director

Name of Lender: U.S. BANK, NATIONAL ASSOCIATION, individually and as Issuing Bank

By	/s/ Marty McDonald
	Name:	Marty McDonald
	Title:	AVP

LENDER SIGNATURE PAGE TO THE

SECOND AMENDMENT TO THE CREDIT AGREEMENT

OF NEWMONT MINING CORPORATION.

Name of Lender:

Bank of Montreal, Chicago Branch

by	/s/ Yacouba Kane
	Name:	Yacouba Kane
	Title:	Vice President

Name of Lender:

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

by	/s/ Mark Maloney
	Name:	Mark Maloney
	Title:	Authorized Signatory

Name of Lender:

Citibank, N.A.

by	/s/ Michael Vondriska
	Name:	Michael Vondriska
	Title:	Vice President

Name of Lender:

Credit Suisse AG, Cayman Islands Branch

by	/s/ Alain Daoust
	Name:	Alain Daoust
	Title:	Authorized Signatory

For any Lender requiring a second signature line:

by	/s/ Ryan Long
	Name:	Ryan Long
	Title:	Authorized Signatory

Name of Lender:

HSBC Bank USA, National Association

by	/s/ Alexandra Barrows
	Name:	Alexandra Barrows
	Title:	Vice President

Name of Lender:

Mizuho Bank (USA)

by	/s/ Leon Mo
	Name:	Leon Mo
	Title:	Senior Vice President

Name of Lender:

The Royal Bank of Scotland plc, Canada Branch

by	/s/ Shehan De Silva
	Name:	Shehan De Silva
	Title:	Vice President

by	/s/ David Wright
	Name:	David Wright
	Title:	Director

Name of Lender:

Sumitomo Mitsui Banking Corporation

by	/s/ James D. Weinstein
	Name:	James D. Weinstein
	Title:	Managing Director

Name of Lender:

The Bank of Nova Scotia

by	/s/ Ray Clarke
	Name:	Ray Clarke
	Title:	Managing Director

For any Lender requiring a second signature line:

by	/s/ Ian Stephenson
	Name:	Ian Stephenson
	Title:	Director

Name of Lender:

Australia and New Zealand Banking Group Limited

by	/s/ Damodar Menon
	Name:	Damodar Menon
	Title:	Executive Director

Name of Lender:

Royal Bank of Canada

by	/s/ Stam Fountoulakis
	Name:	Stam Fountoulakis
	Title:	Authorized Signatory

Name of Lender:

Societe Generale

by	/s/ Emmanuel Chesneau
	Name:	Emmanuel Chesneau
	Title:	Managing Director

Name of Lender:

Westpac Banking Corporation

by	/s/ David Brumby
	Name:	David Brumby
	Title:	Executive Director

Name of Lender: Banco Bilbao Vizcaya Argentaria S.A., New York Branch

by	/s/ Mauricio Benitez
	Name:	Mauricio Benitez
	Title:	Vice President

For any Lender requiring a second signature line:

by	/s/ Luca Sacchi
	Name:	Luca Sacchi
	Title:	Managing Director

Name of Lender: Bank of America, N.A.

by	/s/ James K.G. Campbell
	Name:	James K.G. Campbell
	Title:	Director

Name of Lender: Canadian Imperial Bank of Commerce, New York Branch

by	/s/ Dominic Sorresso
	Name:	Dominic Sorresso
	Title:	Authorized Signatory

For any Lender requiring a second signature line:

by	/s/ Zhen Ma
	Name:	Zhen Ma
	Title:	Authorized Signatory

Name of Lender: Commonwealth Bank of Australia

by	/s/ Greg Caione
	Name:	Greg Caione
	Title:	Executive Director, Natural Resources

Name of Lender:

UBS AG, Stamford Branch

by	/s/ Lana Gifas
	Name:	Lana Gifas
	Title:	Director

For any Lender requiring a second signature line:

by	/s/ Jennifer Anderson
	Name:	Jennifer Anderson
	Title:	Associate Director

Schedule A

Commitments

Bank	Extension Commitment
JPMorgan Chase Bank, N.A.	$175,000,000
Bank of Montreal, Chicago Branch	$175,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$175,000,000
BNP Paribas	$175,000,000
Citibank, N.A.	$175,000,000
Credit Suisse AG	$175,000,000
HSBC Bank USA, National Association	$175,000,000
Mizuho Bank (USA)	$175,000,000
The Royal Bank of Scotland plc, Canada Branch	$175,000,000
Sumitomo Mitsui Banking Corporation	$175,000,000
The Bank of Nova Scotia	$145,000,000
U.S. Bank National Association	$145,000,000
Australia and New Zealand Banking Group Limited	$115,000,000
Royal Bank of Canada	$115,000,000
Societe Generale	$115,000,000
Westpac Banking Corporation	$115,000,000
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$100,000,000
Bank of America, N.A.	$100,000,000
Canadian Imperial Bank of Commerce, New York Branch	$100,000,000
Commonwealth Bank of Australia	$100,000,000
UBS AG Stamford Branch	$100,000,000

TOTAL:	$3,000,000,000

Schedule B

Assigned Commitments

Deutsche Bank AG New York Branch, with respect to its $165,000,000 commitment, which is assigned to Lenders as reflected on Schedule A.